July 28, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We are counsel to Dreyfus Premier Manager Funds I (the
"Funds"), and in so acting have reviewed Post-Effective
Amendment No. 6 (the "Post-Effective Amendment") to the
Funds’ Registration Statement on Form N-1A, Registration
File No. 333-106576. Representatives of the Funds have
advised us that the Funds will file the Post-Effective
Amendment pursuant to paragraph (b) of Rule 485 ("Rule
485") promulgated under the Securities Act of 1933. In
connection therewith, the Funds have requested that we
provide this letter.

In our review of the Post-Effective Amendment, we have
assumed that the version of the Post-Effective Amendment
we reviewed substantially complies in all material
respects with the version filed with the Securities and
Exchange Commission via EDGAR.

Based upon the foregoing, we hereby advise you that the
Post-Effective Amendment does not include disclosure which
we believe would render it ineligible to become effective
pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP